Exhibit 10.29

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), having an effective date of October 25, 2019 ("Effective Date"), is made by and between Ascletis Bioscience Co. Ltd. (also known as 歌礼生物科技（杭州）有限公司), a corporation with a registered office at 12/F Building 3, 371Mingxing Road, Hipark, Xiaoshan District, Hangzhou, China ("Assignor"), and Gannex Pharma Co., Ltd. (甘莱制药有限公司), a corporation under the laws of China having a registered office at No. 665 Zhangjiang Road, 3rd Floor, Shanghai Pilot Free Trade Zone, Shanghai, China ("Assignee"), and Sagimet Biosciences Inc. (formerly known as 3-V Biosciences, Inc.), a corporation organized under the laws of Delaware, having a principal place of business at 155 Bovet Road Suite 303, San Mateo, CA 94402 (“Sagimet”) (solely with respect to Section 3 of this Agreement). Assignor and Assignee may be referred to herein individually as a “Party”, and collectively as the “Parties”.

WHEREAS, Assignor and Sagimet Biosciences Inc. entered into certain Development and License Agreement effective as of January 18, 2019 (the “License Agreement”);

WHEREAS, Assignee is an Affiliate (as defined in the License Agreement) of Assignor; and

WHEREAS, Assignor wishes to assign all of its rights and obligations under the License Agreement to Assignee, and Assignee wishes to assume all of Assignor’s obligations under the License Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ASSIGNMENT

1.	As of the Effective Date, Assignor hereby does transfer and assign unto Assignee all of Assignor's rights, obligations, interests and liabilities under the License Agreement.

2.	As of the Effective Date, Assignee hereby assumes all of Assignor's rights, obligations, interests and liabilities under the License Agreement to the same extent as though it had originally been named as a party thereto and agrees to observe, perform and fulfill all the terms and conditions of the License Agreement to the same extent as if it had been originally named as a party thereto.

3.	Sagimet Biosciences Inc. acknowledges the assignment of the License Agreement from Assignor to Assignee, and Assignor agrees that it shall remain responsible for the performance of all Assignee’s obligations under the License Agreement, notwithstanding this assignment to Assignee.

4.	Each Party represents and warrants that (i) it is a corporation duly organized, validly existing, and in good standing; (ii) it has all requisite power and authority to execute and deliver this Agreement and to perform all of its duties and obligations hereunder; (iii) the execution and delivery of this Agreement has been approved and authorized by all necessary corporate action; and (iv) this Agreement constitutes a binding and valid agreement of and is enforceable in accordance with its terms.

5.	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

6.	This Agreement shall be governed by and construed and enforced in accordance with the laws of Hong Kong, without regard to its conflicts of interest laws.

[Signature Page Follows]

[Signature Page to Assignment and Assumption Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Assignment and Assumption Agreement as of the Effective Date.

ASSIGNOR: Ascletis BioScience Co., Ltd.

By:	/s/ Jinzi J. Wu

Printed:	Jinzi J. Wu, PhD

Title:	President and CEO

ASSIGNEE: Gannex Pharma Co., Ltd.

By:	/s/ Jinzi J. Wu

Printed:	Jinzi J. Wu, PhD

Title:	President

Sagimet Biosciences Inc. (solely with respect to Section 3 of this Agreement)

By:	/s/ David Happel

Printed:	David Happel

Title:	CEO